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                                                                    EXHIBIT 23.3

                        INDEPENDENT APPRAISER'S CONSENT

The Boards of Directors of
Ugly Duckling Corporation and
  Cygnet Financial Corporation:


     We have reviewed and approved the summary of our appraisal report referred to in the Cygnet Financial Corporation ("Cygnet") prospectus found within Cygnet's Amendment No. 3 to Form S-1 and to the reference to our firm under the headings "Experts," "Prospectus Summary -- The Rights Offering," "The Rights Offering -- Opinion of Appraiser," "Federal Income Tax Consequences," and elsewhere therein.


                                                /s/ WILLAMETTE MANAGEMENT
                                                      ASSOCIATES

San Francisco, California

August 4, 1998